     Exhibit 23.02

Consent of Deloitte & Touche LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement of Elantec Semiconductor, Inc. on Form S-8 of our report dated October 22, 2001, appearing in the Annual Report on Form 10-K of Elantec Semiconductor, Inc. for the year ended September 30, 2001.

/s/ Deloitte &Touche LLP

San Jose, California
March 4, 2002